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                                                                      Exhibit 21

                       PRINCIPAL OPERATING SUBSIDIARIES
                       --------------------------------

FUEL RESOURCES INC.
1330 Post Oak Boulevard
Houston, Texas  77056

R. Gerald Bennett
President and Chief Executive Officer

THE HOUSTON EXPLORATION COMPANY
1331 Lamar
Houston, Texas  77010

James G. Floyd
President and Chief Executive Officer

BRING GAS SERVICES CORP.
1330 Post Oak Boulevard
Houston, Texas  77056

Lyndell E. Maddox
President and Chief Operating Officer

SOLEX ENERGY COMPANY, INC.
421 7th Avenue S.W.
Suite 1920
Calgary, Alberta, Canada  T2P 4K8

Kevin Jabusch, President

GAS ENERGY INC.
GAS ENERGY COGENERATION INC.
111 Livingston Street
Brooklyn, New York  11201

David S. Milne, Jr.
President and Chief Executive Officer